Stock Pledge Agreement

         STOCK PLEDGE AGREEMENT, dated as of March 31, 1997, made by and between Daniel P. Flohr (the "Pledgor"), and Josephthal Lyon & Ross Incorporated, as agent (in such capacity, the "Agent") for the investors (the "Investors") in a private placement of shares of common stock (the "Common Stock") of C-Phone Corporation (the "Company") made of even date herewith (the "Private Placement").

         WHEREAS, (i) pursuant to the Private Placement, the Investors have severally acquired shares of the Company's Common Stock in the aggregate principal amount of not more $5,000,000, (ii) the Company has agreed, pursuant to a Registration Rights Agreement of even date herewith to register the Common Stock upon receipt of a notice of demand therefor, (iii) the Pledgor, as the Company's President and Chief Executive Officer, has agreed to pledge 250,000 shares of Common Stock to guarantee the obligations of the Company under the Registration Rights Agreement, (iv) the Pledgor (a) is the legal and beneficial owner of all of the shares of Pledged Stock (as hereinafter defined) issued by the Company, and (b) will derive material benefits from the consummation of the Private Placement; and (v) it is a condition precedent to the consummation of the Private Placement that the Pledgor shall have executed and delivered to the Agent for the ratable benefit of the Investors this Pledge Agreement.

         NOW, THEREFORE, in consideration of the mutual premises made herein and to induce the Agent and the Investors to enter into the documents relating to the Private Placement, including without limitation the Securities Purchase Agreement and the Prospective Investor Questionnaire, and to induce the Investors to consummate the Private Placement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby agrees with the Agent, for the ratable benefit of the Investors, as follows:

         1. DEFINED TERMS. The terms defined in the preamble of this Agreement have the meanings set forth therein and the following terms have the meanings set forth below:

         "Agreement" means this Pledge Agreement and the Schedules and Exhibits attached hereto, as amended, supplemented or otherwise modified from time to time.

         "Code" means the Uniform Commercial Code from time to time in effect in the State of New York,

         "Collateral" means the Pledged Stock and all Proceeds thereof.

         "Forfeited Collateral" means so much of the Collateral as has been forfeited pursuant to the provisions of Section 7(a) hereof.

         "Registration Obligations" means the obligations of the Company to file a registration statement with the Securities and Exchange Commission as more fully set forth in the Registration Rights Agreement.

         "Pledged Stock" means the shares of capital stock of the Company, together with all stock certificates, options or rights of any nature whatsoever which may be issued or granted by the Company to the Pledgor in respect of the Pledged Stock while this Pledge Agreement is in effect.

         "Proceeds" means all "proceeds" as such term is defined in Section 9-306(1) of the Code and, in any event, shall (i) include, without limitation, all dividends or other income from the Pledged Stock, collections thereon or distributions made with respect thereto.

     2. PLEDGE: GRANT OF SECURITY INTEREST. The Pledgor hereby pledges and delivers to the Agent for the ratable benefit of the Investors, all of the Pledged Stock specified on Schedule 1 hereto and hereby grants to the Agent, for the ratable benefit of the Investors, a first-priority security interest in the Collateral, as collateral security for the prompt and complete satisfaction and performance of all of the Registration Obligations.

     3. STOCK POWERS. Concurrently with the delivery by the Pledgor to the Agent of any certificate representing the shares of the Pledged Stock, the Pledgor shall deliver an undated stock power covering such certificate, duly executed in blank with, if the Agent so requests, signature guaranteed.

     4. REPRESENTATIONS AND WARRANTIES. The Pledgor represents and warrants to the Agent and the Investors that as of the date hereof:

         (a) the Pledgor has the power and authority and the legal right to execute and deliver, to perform its obligations under, and to grant the lien on the Collateral pursuant to, this Pledge Agreement and has taken all necessary action to authorize its execution, delivery and performance of, and grant the lien on the Collateral pursuant to this Pledge Agreement;

         (b) this Pledge Agreement constitutes a legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and except as enforceability may be limited by general principles of equity;

         (c) the execution, delivery and performance of this Pledge Agreement by the Pledgor will not violate any provision of any law order, writ or decree binding upon or obligation of the Pledgor;

         (d) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other person (including, without limitation, any stockholder or creditor of the Pledgor or any shareholder of the Company) is required in connection with the execution, delivery, or performance by the Pledgor or the validity or enforceability against the Pledgor of this Pledge Agreement;

         (e) no litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of the Pledgor, threatened by or against the Pledgor or against any of its properties or revenues with respect to this Pledge Agreement or any of the transactions contemplated hereby;

         (f) all of the shares of Pledged Stock have been duly and validly issued and are fully paid and nonassessable; and there are no outstanding subscriptions, options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements providing for the purchase, encumbrance, hypothecation, or any other purported transfer or encumbrance of any of the Pledged Stock;

         (g) the Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Stock, free and clear of any and all liens or options in favor of, or claims of, any other person, except the lien created by this Pledge Agreement;

         (h) upon delivery to the Agent of the stock certificates evidencing the Pledged Stock, so long as such Pledged Stock is delivered to the Agent in the State of New York, the lien granted pursuant to this Pledge Agreement will constitute (under the laws of the State of New York) a valid, perfected, first-priority lien on the Collateral, enforceable as such against the Pledgor, all creditors of the Pledgor and any persons purporting to purchase any of the Collateral from the Pledgor; and

         (i) the Pledgor has beneficially owned all of the shares of Pledged Stock for a period of at least three (3) years.

         5. COVENANTS. The Pledgor covenants and agrees with the Agent and the Investors that, from and after the date of this Pledge Agreement until the Registration Obligations are performed and satisfied in full:

         (a) If the Pledgor shall, as a result of its ownership of any Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution of equity in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of or in exchange for any shares of any Pledged Stock, or otherwise in respect thereof, the Pledgor shall accept the same as the agent for the Agent and the Investors, hold the same in trust for the Agent and the Investors and deliver the same forthwith to the Agent in the exact form received, duly endorsed by the Pledgor to the Agent, if required, together with an undated stock power covering such certificate duly executed in blank and with, if the Agent so requests, signature guaranteed, to be held by the Agent hereunder as Collateral. Any sums paid upon or in respect of any Pledged Stock upon the liquidation or dissolution of the Company shall be paid over to the Agent to be held by it hereunder as Collateral, and in case any distribution of capital shall be made on or in respect of any Pledged Stock or any property shall be distributed upon or with respect to any Pledged Stock, in either case, pursuant to the recapitalization or reclassification of the capital of the Company, or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Agent to be held by it, subject to the terms hereof, as Collateral. If any sums of money or property so paid or distributed in respect of any Pledged Stock shall be received by the Pledgor, the Pledgor shall, until such money or property is paid or delivered to the Agent, hold such money or property in trust for the Agent and the Investors, segregated from other funds of the Pledgor, as Collateral.

         (b) Without the prior written consent of the Agent, the Pledgor will not (i) vote to enable, or take any other action to permit, any company to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of the Company, (ii) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral, or (iii) create, incur or permit to exist any lien or option in favor of, or any claim of any person with respect to, any of the Collateral, or any interest therein, except for the lien provided for by this Pledge Agreement. The Pledgor will defend the right, title and interest of the Agent, and the Investors in and to the Collateral against the claims and demands of all persons whomsoever.

         (c) At any time and from time to time, upon the written request of the Agent, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Agent, duly endorsed in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Agreement.

         (d) The Pledgor agrees to pay, and to indemnify and save the Agent and the Investors harmless from and against, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

         (e) The Pledgor will not create, incur or permit to exist any lien upon the Pledged Stock other than the Lien in favor of the Agent for the benefit of the Investors created hereunder.

     6. CASH DIVIDENDS: VOTING RIGHTS. Unless an Event of Default (as hereinafter defined) shall have occurred and be continuing and the Agent shall have given notice to the Pledgor of the Agent's intent to exercise its corresponding rights pursuant to paragraph 7 below, the Pledgor shall be permitted to receive all cash dividends paid by the Company in respect of the Pledged Stock and to exercise all voting and corporate rights with respect to the Pledged Stock; provided, however, that the Pledgor hereby covenants that it shall not cast any vote or take any other action that, in the Agent's reasonable judgment, would impair any of the Collateral or which would be inconsistent with or result in any violation of any provision of this Pledge Agreement.

     7. EVENT OF DEFAULT; RIGHTS OF THE AGENT. (a) For the purposes of this Pledge Agreement, the term "Event of Default" shall mean the failure of the Registration Statement referred to in the Registration Rights Agreement to be declared effective by the Securities and Exchange Commission within 95 days of the receipt by the Company of the Demand Registration Request (as defined in such agreement). For each day on which an Event of Default shall continue unabated, Pledgor shall forfeit, and Agent shall be entitled to exercise any of the remedies set forth in paragraph 8 hereof with respect to 1,000 shares of Pledged Stock, up to a maximum of 90 days, or 90,000 shares of Pledged Stock. If an Event of Default shall continue unabated for a period of 91 days, then Pledgor shall forfeit, and Agent shall be entitled to exercise any of the remedies set forth in paragraph 8 hereof with respect to, the remaining 160,000 shares of Pledged Stock.

         (b) If an Event of Default shall have occurred and be continuing and the Agent shall give notice of its intent to exercise any of the following rights to the Pledgor: (i) the Agent shall have the right to receive on behalf of the Investors any and all cash dividends paid in respect of the forfeited shares of Pledged Stock and make application thereof in such order as it may determine, (ii) all forfeited shares of the Pledged Stock shall be registered in the name of the Agent or its nominee, and the Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such shares of the Pledged Stock at any meeting of stockholders of the Company or otherwise, and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Stock as if it were the absolute record and beneficial owner thereof (including, without limitation, the right to exchange at its discretion any and all of such shares of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of the Company, or upon the exercise by the Pledgor or the Agent of any right, privilege or option pertaining to such shares of the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of such shares of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it, but the Agent shall have no duty to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

         (c) The rights of the Agent hereunder shall not be conditioned or contingent upon the pursuit by the Agent of any right or remedy against the Company or against any other person that may be or become liable in respect of all or any part of the Registration Obligations or against any other collateral security therefor, guarantee thereof or right of offset with respect thereto. The Agent shall not be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall the Agent be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

     8. REMEDIES. If an Event of Default shall occur and be continuing, the Agent, on behalf of the Investors, may exercise, in addition to all other rights and remedies granted in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Registration Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor, the Company or any other person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Forfeited Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Forfeited Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent or any Investor shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Forfeited Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived or released. The Agent shall disburse any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale after deducting all reasonable costs and expenses of every kind incurred therein or in the care or safekeeping of any of the Forfeited Collateral or the exercise by the Agent of its rights hereunder, including, without limitation, reasonable attorneys' fees and disbursements, ratably to the Investors, in such order as the Agent may elect. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Agent arising out of the exercise by the Agent or any Investor of any of its rights hereunder; provided, however, that such waiver shall not apply to any claims, damages or demands resulting from the Agent's or any Investor's gross negligence or willful misconduct. If any notice of a proposed sale or other disposition of Forfeited Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

     9. [INTENTIONALLY OMITTED].

     10. [INTENTIONALLY OMITTED].

     11. AMENDMENTS, ETC. WITH RESPECT TO THE REGISTRATION OBLIGATIONS. Until the Registration Obligations are satisfied in full, the Pledgor shall remain obligated hereunder, and the Collateral shall remain subject to the lien granted hereby. The Agent shall have no obligation to protect, secure, perfect or insure any other lien at any time held by it as security for the Registration Obligations or any property subject thereto. The Pledgor waives any and all notice of the creation, renewal, extension or accrual of any of the Registration Obligations and notice of or proof of reliance by the Agent upon this Pledge Agreement; the Registration Obligations shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Pledge Agreement; and all dealings among the Company, the Pledgor, the Agent and the Investors shall likewise be conclusively presumed to have been had or consummated in reliance upon this Pledge Agreement. The Pledgor waives diligence, presentment, protest, demand and notice of default to or upon the Company or the Pledgor with respect to the Registration Obligations.

     12. LIMITATION ON DUTIES REGARDING COLLATERAL. The Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9- 207 of the Code or otherwise, shall be to deal with it in the same manner as the Agent deals with similar securities and property for its own account. Neither the Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or otherwise.

     13. POWERS COUPLED WITH AN INTEREST. All authorizations and agencies herein contained with respect to the Collateral are irrevocable powers coupled with an interest.

     14. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provision hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     15. PARAGRAPH HEADINGS. The paragraph headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     16. NO WAIVER: CUMULATIVE REMEDIES. The Agent shall not by any act of (except by a written instrument pursuant to paragraph 17 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising on the part of the Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

     17. WAIVERS AND AMENDMENTS; SUCCESSORS AND ASSIGNS; GOVERNING LAW. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Agent; provided, however that any provision of this Agreement with respect to the rights of the Agent or the Investors may be waived only by the Agent in a letter or agreement executed by the Agent. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Pledgor, the Agent and the Investors. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without regard to the conflict-of-laws principles thereof.

     18. NOTICES. Any notice hereunder shall be delivered to the address and/or telecopy number of the Pledgor and the Agent specified below and given by certified mail-return requested or by telecopier, and shall be deemed given when so sent.

     19. IRREVOCABLE AUTHORIZATION AND INSTRUCTION TO THE COMPANIES. The Pledgor hereby authorizes and instructs the Company and, if applicable, each other stockholder of the Company to comply with any instruction received by it from the Agent in writing that (a) states that an Event of Default has occurred and
(b) is otherwise in accordance with the terms of this Agreement without any other or further instructions from the Pledgor, and the Pledgor agrees that the Company and/or the other stockholders of the Company shall be fully protected in so complying.

     20. AUTHORITY OF AGENT. The Pledgor acknowledges that the rights and responsibilities of the Agent under this Pledge Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Agent and the Investors, be governed by such agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Pledgor, the Agent shall be conclusively presumed to be acting as agent for the Investors with full and valid authority so to act or refrain from acting, and the Pledgor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

     21. TERMINATION; RELEASE. When all Registration Obligations have been satisfied in full, this Agreement shall terminate, and the Agent, at the expense of the Pledgor, will execute and deliver to the Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to the Pledgor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Agent and which has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Agent hereunder.

         IN WITNESS WHEREOF, the Pledgor and the Agent have caused this Pledge Agreement to be duly executed and delivered as of the date first above written.


                                         --------------------------
                                         Daniel P. Flohr

                                         Address for Notices:
                                         c/o C-Phone Corporation
                                         6714 Netherlands Drive
                                         Wilmington, NC 28405
                                         Telecopy:  (910) 395-6108

                                         with a copy to:

                                         Warshaw Burstein Cohen
                                           Schlesinger & Kuh, LLP
                                         555 Fifth Avenue
                                         New York, New York  10017
                                         Attn:  Arthur Katz, Esq.
                                         Telecopy: (212) 984-7893


                                         JOSEPHTHAL LYON & ROSS
                                          INCORPORATED


                                         By:
                                            -------------------------
                                            Name:
                                            Title:

                                         Address for Notices:
                                         200 Park Avenue
                                         24th Floor
                                         New York, New York 10166
                                         Attention: Dan Purjes
                                         Telecopy: (212) 907-4086

                                         with a copy to:

                                         Michael Loew, Esq.
                                         200 Park Avenue
                                         24th floor
                                         New York, New York 10166
                                         Telecopy:  (212) 949-9884

                                   SCHEDULE 1


CERTIFICATE NO.                                      NO. OF SHARES OF
--------------                                         COMMON STOCK
                                                     ----------------

   3120                                                     73,455

   3114                                                    100,000

                                                            76,545